Exhibit 24.3

POWER OF ATTORNEY

Reference is hereby made to the registration statement on Form S-1 (the “Registration Statement”) originally filed by Skype S.à r.l. (the “Company”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”) on August 9, 2010 (File No. 333-168646).

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Anthony J. Bates, Adrian T. Dillon and Neal D. Goldman, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Amendment No. 2 and any or all further amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to the Registration Statement, and any registration statement (including exhibits thereto and other documents in connection therewith) filed by the Company under SEC Rule 462(b) of the Securities Act which relates to the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: March 1, 2011	By:	/S/ MARK DYNE
	Name:	Mark Dyne
	Title:	Director